Exhibit 10.3

Form of Consent Letter Agreement

December 19, 2008

[Insert Name and Address]

[Insert Name]:

Monarch Financial Holdings, Inc. (the “Company”) anticipates entering into a Securities Purchase Agreement (the “Securities Purchase Agreement”), with the United States Department of Treasury (“Treasury”) that provides for the Company’s participation in the Treasury’s TARP Capital Purchase Program (the “CPP”). If the Company does not participate or ceases at any time to participate in the CPP, this letter shall be of no further force and effect.

For the Company to participate in the CPP and as a condition to the closing of the investment contemplated by the Securities Purchase Agreement, the Company is required to establish specified standards for incentive compensation to its senior executive officers and to make changes to its compensation agreements. The Company also intends to apply these standards to other executive officers. To comply with these requirements, and in consideration of the benefits that you will receive as a result of the Company’s participation in the CPP, you agree as follows:

(1)

No Golden Parachute Payments. The Company is prohibiting any golden parachute payment to you during any “CPP Covered Period.” A “CPP Covered Period” is any period during which (A) you are an executive officer and (B) Treasury holds an equity or debt position acquired from the Company in the CPP.

(2)

Recovery of Bonus and Incentive Compensation. Any bonus and incentive compensation paid to you during a CPP Covered Period is subject to recovery or “clawback” by the Company if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

(3)

Compensation Program Amendments. Each of the Company’s compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) (collectively, “Benefit Plans”) with respect to you is hereby amended to the extent necessary to give effect to provisions (1) and (2) and you agree to execute any such amendments as may be necessary to implement the agreements contained in this letter.

(4)

Benefit Plan Review. In addition, the Company is required to review its Benefit Plans to ensure that they do not encourage executive officers to take unnecessary and excessive risks that threaten the value of the Company. To the extent any such review requires revisions to any Benefit Plan with respect to you, you agree that the Company may implement unilaterally such changes to the Benefit Plans that the Company determines are necessary consistent with its review of the Benefit Plans.

(5)	Definitions and Interpretation. This letter shall be interpreted as follows:

•

“Executive officer” means the Company’s “senior executive officers” as defined in subsection 111(b)(3) of EESA Treasury Regulation, Title 31 CFR Part 30.9 and certain other officers designated by the Company in its sole and absolute discretion.

•	“Golden parachute payment” is used with the same meaning as in Section 111(b)(2)(C) of EESA.

•

“EESA” means the Emergency Economic Stabilization Act of 2008 as implemented by guidance or regulation issued by the Department of the Treasury and as published in the Federal Register on October 20, 2008.

•

The term “Company” includes any entities treated as a single employer with the Company under 31 C.F.R. § 30.1(b) (as in effect on the closing date of the investment contemplated by the Securities Purchase Agreement). You may also be delivering a waiver pursuant to the Securities Purchase Agreement, and, as between the Company and you, the term “employer” in that waiver will be deemed to mean the Company as used in this letter.

•

The term “CPP Covered Period” shall be limited by, and interpreted in a manner consistent with, 31 C.F.R. § 30.11 (as in effect on the closing date of the investment contemplated by the Securities Purchase Agreement).

•

Provisions (1), (2), and (4) of this letter are intended to, and will be interpreted, administered and construed to, comply with Section 111 of EESA (and, to the maximum extent consistent with the preceding, to permit operation of the Benefit Plans in accordance with their terms before giving effect to this letter).

•

Miscellaneous. To the extent not subject to federal law, this letter will be governed by and construed in accordance with the laws of the Commonwealth of Virginia. This letter may be executed in two or more counterparts, each of which will be deemed to be an original. A signature transmitted by facsimile or electronic transmission will be deemed an original signature.

The Board appreciates the concessions you are making and looks forward to your continued leadership during these financially turbulent times.

[SIGNATURE PAGE TO FOLLOW]

Yours sincerely,

MONARCH FINANCIAL HOLDINGS, INC.

By:
Name:
Title:

Intending to be legally bound,

I agree with and accept the foregoing

terms on the date set forth below.

Date Signed:	December 19, 2008
[Insert Name]

SCHEDULE

TO

FORM OF CONSENT LETTER AGREEMENT

The following Senior Executive Officers (as defined in subsection 111(b)(3) of the Emergency Economic Stabilization Act of 2008, Title 31 CFR Part 30.9) of the Company entered into the Form of Consent Letter Agreement to which this Schedule is attached:

William F. Rountree Jr.

Brad E. Schwartz

E. Neal Crawford Jr.

William T. Morrison

Edward O. Yoder